Exhibit 10.6

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is entered into as of the 11th day of October, 2007, by and between VENTURE ONE HOLDINGS, INC. (the “Company”), a corporation organized under the laws of the State of California, and Kirk Colburn, an adult individual residing in the State of California (the “Consultant”).

The parties hereto agree as follows:

1. Engagement. The Company hereby engages the Consultant, and the Consultant hereby agrees to render, at the request of the Company, independent advisory and consulting services for the Company in connection with the formation of a proposed new bank (the “Bank”), upon the terms and conditions hereinafter set forth.

2. Term. The term of this Agreement shall be effective as of October 11th, 2007 (the “Commencement Date”), and shall terminate on the earlier of (i) March 31, 2008; (ii) the date on which the Bank opens for business following the receipt of (and satisfaction of all conditions to opening for business under) its authorization to commence its banking business from the appropriate chartering authority (“Certificate of Authority”) and approval of its application for deposit insurance from the Federal Deposit Insurance Corporation (“FDIC”); (iii) the date on which the Company advises the Consultant that it has abandoned its effort to obtain the Certificate of Authority; (iv) the date on which the Company gives written notice to the Consultant that it is terminating this Agreement “for cause” as hereafter defined; (v) the death of the Consultant; (vi) the Company determines, after consultations with its advisors, that the Consultant is not likely to be accepted by the relevant bank regulatory authorities as a candidate to be Chief Financial Officer of the Bank; (vii) the Company notifies the Consultant that his services are terminated in the sole discretion of the Company; or (viii) the Consultant resigns from or otherwise terminates his consultancy under this Agreement. As used herein, “for cause” shall mean receipt by the Company of any notification from any banking authority relevant to the planned formation of the Bank, which may include without limitation, the FDIC, the Office of the Comptroller of the Currency (“OCC”), or the California Department of Financial Institutions (“DFI”) depending on the type of charter applied for, indicating that the Consultant would not be an acceptable candidate to be Chief Financial Officer of the Bank, or the Consultant’s: (a) conviction of a felony; (b) breach of fiduciary duty; (c) fraud; (d) dishonesty; (e) use of illegal drugs; or (f) breach of a material term of this Agreement.

3. Compensation. During the term of this Agreement, as compensation for all services rendered by the Consultant under this Agreement, the Company shall pay the Consultant the following amounts:

(a) Signing Bonus. On the Commencement Date the Company shall pay the Consultant a signing bonus of Twenty Thousand Dollars ($20,000.00).

(b) Consulting Fee. The Company shall pay the Consultant the sum of Eleven Thousand Eight Hundred and Seventy-Five Dollars ($11,875.00) per month (prorated for any partial month), which shall be paid in arrears in two installments of Five Thousand Nine Hundred and Thirty-Seven Dollars and Fifty Cents ($5,937.50) each on the 15th and 30th day of each calendar month.

(c) Deductions. All such compensation shall be payable without deduction for federal income, social security, or state income taxes or any other amounts. The Consultant acknowledges and agrees that the Company shall not withhold any taxes from such compensation, except as required by law. Accordingly, the Consultant shall be solely responsible for all income taxes arising out of the payment of such compensation, and the Consultant shall indemnify the Company against any and all taxes, assessments and penalties arising out of the payment of such compensation.

(d) Severance. If this Agreement is terminated the Consultant shall be entitled to no further compensation of any kind under this Agreement.

4. Duties. The Consultant shall render services conscientiously and shall devote his full time, attention, efforts and abilities in furtherance of the organizational and business activities of the Company and the Bank, including without limitation obtaining regulatory approvals, site acquisition and development activities, personnel matters and capital raising activities, and such other tasks and responsibilities that are consistent with that of a the Consultant engaged to assist in the formation or acquisition of a proposed bank, as the Company’s board of directors/organizers or a committee thereof, or the proposed CEO of the Bank shall assign from time to time. These services shall be performed at such times during the term hereof and in such manner as reasonably requested by the Company, and performed at such places and at such times as are reasonably convenient to the Company and the Consultant. The Consultant shall observe all policies and directives promulgated from time to time by the Company’s board of directors or a committee thereof. The Consultant may not, without the prior written consent of the Company, render services directly or indirectly, of a business or commercial nature, to any other person or organization during the term of this Agreement.

5. Expenses. The Consultant shall be reimbursed by the Company for all reasonable business expenses paid by the Consultant during the performance of his services hereunder; provided however, that any such reimbursement shall require the prior written approval of the Company’s board of directors, a committee thereof, the chairman of the board or his designee or the proposed CEO of the Bank. The Company’s obligation to reimburse the Consultant pursuant to this section shall be subject to the presentation to the Company’s board of directors, a committee thereof, the chairman or his designee, or the proposed CEO of the Bank, by the Consultant of an itemized account of such expenditures, together with supporting vouchers, in accordance with any policies of the Company in effect from time to time.

6. Independent Contractor. It is expressly agreed that the Consultant is acting as an independent contractor in performing services hereunder. The Company shall have no obligation to carry worker’s compensation insurance or any health or accident insurance to cover the Consultant. The Company shall have no obligation to pay any contributions to social security, unemployment insurance, federal or state withholding taxes, nor to provide any other contributions or benefits which might be expected in an employer-employee relationship.

7. Covenant Not to Compete. The Consultant hereby acknowledges and recognizes the highly competitive nature of the Bank’s business and accordingly agrees that, during and for the period commencing with the date hereof and ending on the termination of this Agreement the Consultant will not directly or indirectly:

(a) engage in any business activity related to the business of banking or financial services, or the formation of any entity for the purpose of engaging in such a business (other than on behalf of the Company to the extent that the Consultant is then in the employ of or consulting for the Company), whether such engagement is as an officer, director, proprietor, employee, partner, member, investor (other than as a passive investor in less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or other participant in another business,

(b) assist others in engaging in any of the business activities prohibited to the Consultant under clause (a) above, or

(c) induce employees or consultants of the Company or any proposed employees or consultants of the Bank to engage in any activities hereby prohibited to the Consultant or to terminate their employment or consulting services (prospective or otherwise).

8. No Disclosure of Confidential Information. The Consultant acknowledges that the Company’s trade secrets and private processes, as they may exist from time to time, and confidential information concerning the formation and development of the Bank, the Bank’s planned products, technical information regarding the Bank, and data concerning potential customers of and investors in the Bank are valuable, special, and unique assets to which the Company and the Bank have an interest, access to and knowledge of which assets are essential to the performance of the Consultant’s duties under this Agreement. In light of the highly competitive nature of the industry in which the business of the Company and the Bank is conducted, the Consultant further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by the Consultant as a result of his engagement by the Company shall be considered confidential information. In recognition of this fact, the Consultant agrees that the Consultant will not, during or after the term of this Agreement or thereafter, disclose any of such secrets, processes, or information to any person or other entity for any reason or purpose whatsoever, except as necessary in the performance of the Consultant’s duties as a consultant to the Company and then only upon such person or entity entering into a written confidentiality agreement in such form and content as requested by the Company from time to time, nor shall the Consultant make use of any of such secrets, processes or information for the Consultant’s own purposes or for the benefit of any person or other entity (except the Company and its subsidiaries, if any) under any circumstances during or after the term of this Agreement.

9. Return of Property. The Consultant acknowledges that all memoranda, notes, records, reports, manuals, books, papers, letters, client and customer lists, contracts, software programs, information and records, drafts of instructions, guides and manuals, and other documentation (whether in draft or final form), and other sales or financial information and aids relating to the Company’s or the Bank’s business, and any and all other documents containing confidential information furnished to the Consultant by any representative of the Company or otherwise acquired or developed by the Consultant in connection with his duties under this Agreement (collectively, “Recipient Materials”) shall at all times be the property of the Company or the Bank, as applicable. Within three calendar days of the termination of this Agreement, the Consultant shall return to the Company or the Bank, as applicable, any Recipient Materials that are in his possession, custody or control.

10. Employment Agreement. Provided this Agreement is not previously terminated, the Consultant agrees to enter into an employment agreement with the Bank in form satisfactory to the Consultant and the Bank in their reasonable discretion, subject to the review, modification and approval of the Bank’s primary regulators, which employment agreement shall be effective as of the date on which the Bank opens for business, subject to and following the receipt of (and satisfaction of all conditions to opening for business under) its Certificate of Authority and approval of its application for deposit insurance from the FDIC. Notwithstanding anything herein to the contrary, until such employment agreement is approved by the appropriate government regulators, and such employment agreement is duly executed by the Bank and the Consultant, the employment agreement shall be of no force and effect.

11. Assignment. The Consultant’s obligations under this Agreement are personal in nature and may not be assigned by the Consultant, this Agreement being entered into in reliance upon and in consideration of the personal skill and qualifications of the Consultant. Any attempted assignment or transfer by the Consultant of his obligations hereunder shall be void.

12. Notice. All notices and other communications required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly given if (a) delivered personally, (b) delivered by a recognized overnight courier service, (c) sent by United States mail, or (d) sent by facsimile transmission followed by a confirmation copy delivered by recognized overnight courier service the next day. Such notices, requests, consents and other communications shall be sent to the respective parties as follows (or at such other address for a party as shall be specified by like notice to the other party):

If to the Company:

Venture One Holdings, Inc.

3035 8th Street

National City, California 91950

Attention: Chairman of the Board

If to the Consultant:

Kirk Colburn

P.O. Box 9336

Rancho Santa Fe, CA 92067

Any party hereto may designate a different address by providing written notice of such new address to the other parties. Date of service of such notice shall be (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of a successful transmission), (ii) three business days after the date of mailing if sent by certified or registered mail or (iii) one business day after the date of delivery to the overnight courier if sent by overnight courier.

13. Waiver of Breach. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

14. Complete Agreement; Modification. The parties acknowledge and agree that this Agreement constitutes the complete and entire agreement between the parties; that each executed this Agreement based upon the express terms and provisions set forth herein; that, in entering into this consulting arrangement with the Company, the Consultant has not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement. The provisions hereof may not be altered, amended, modified, waived, or discharged in any way whatsoever, except by written agreement executed by the Consultant and the Company. No waiver shall be deemed a continuing waiver or a waiver of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

15. Prior Agreements. The Consultant represents and warrants that his service as a consultant to the Company and his future service to the Bank, as third party beneficiary of this provision, will not violate any agreement or obligation of the Consultant. The Consultant further represents that he has not previously, and will not in the future, disclose to the Company or the Bank any proprietary information or trade secrets belonging to any previous employer, principal or third party to which he provided consulting or other services. The Consultant acknowledges that the Company has instructed him not to disclose to it or the Bank any proprietary information or trade secrets belonging to any previous employer, principal or third party to which he provided consulting services.

16. Voluntary Agreement. The parties acknowledge that each has carefully read this agreement, that each has had an opportunity to consult with his or its attorney concerning the meaning, import and legal significance of this Agreement, that each understands its terms, that all understandings and agreements between the Consultant and the Company relating to the subjects covered in this Agreement are contained in it, and that each has entered into the Agreement voluntarily and not in reliance on any promises or representations by the other than those contained in this Agreement.

17. Successors, Binding Agreement. Subject to the restrictions on assignment contained herein, this Agreement shall inure to the benefit, and be enforceable by, the parties and their respective successors and assigns.

18. Severability. The parties acknowledge that each covenant and/or provision of this Agreement shall be enforceable independently of every other covenant and/or provision. Furthermore, the Consultant and the Company acknowledge that, in the event any covenant and/or provision of this Agreement is determined to be unenforceable for any reason, the remaining covenants and/or provisions will remain effective, binding and enforceable.

19. Governing Law and Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of California, without giving effect to provision thereof regarding conflict of laws. Venue for resolution of any dispute under this Agreement shall only be proper in a court located in San Diego County.

20. Survival. Upon termination of this Agreement, all obligations and rights of the parties under this Agreement shall cease except for those set forth in Sections 8, 9, 10, 12 through 15, and 18 through 23, which shall survive indefinitely.

21. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.

22. Drafting Ambiguities. Each party has or has had an opportunity to consult legal counsel, and each party (or its legal counsel) has reviewed and revised this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

23. Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

[Signature page to Consulting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THE CONSULTANT

Signature:
Printed Name: Kirk S. Colburn

VENTURE ONE HOLDINGS, INC.

By:
Name: Alex C. Carolino
Title: President